POWER OF ATTORNEY

 Know all by these presents, that the undersigned hereby constitutes and appoints each of Jeffrey S. Hurwitz (General Counsel and Corporate Secretary),
Richard S. Mattessich (Assistant Corporate Secretary), Kristin R. Kaldor (Senior
Attorney) and Christine Cappuccia (Corporate Secretary Specialist) signing singly, as his or her true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned Forms 3, 4 and 5, as a result of the undersigned's ownership of or transactions in securities of The Dun &
Bradstreet Corporation, in accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder; and

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete, execute and file any such Form 3, 4 or 5 with the United States Securities and Exchange Commission and any other authority.

 The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The authority under this Power of Attorney shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned's ownership of or transactions in securities of The Dun & Bradstreet Corporation, unless earlier revoked in writing.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 11th day of November, 2009.

/s/ Patricia A. Clifford
Signature

Patricia A. Clifford
Print Name